SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

August 30, 2013 (August 28, 2013)

Date of Report (Date of earliest event reported)

INERGY, L.P.

(Exact name of Registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Two Brush Creek Boulevard, Suite 200

Kansas City, MO 64112

(Address of principal executive offices)

(816) 842-8181

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 28, 2013, Inergy, L.P. (“Inergy”) entered into the Consent, Waiver and Amendment No. 6 (the “Consent and Amendment”) to Inergy’s Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011 (the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), and the financial institutions party thereto.

The Consent and Amendment amends the Credit Agreement by changing the definition of “Consolidated EBITDA” to account for (i) the June 19, 2013 distribution of the Inergy Midstream, L.P.(“NRGM”) common units to Inergy common unitholders; and (ii) distributions received by Inergy from NRGM and Crestwood Midstream Partners, L.P. (“CMLP”) before and after the closing of the previously announced Agreement and Plan of Merger, among CW Holdings, CMLP, Crestwood Gas Services GP LLC, NRGM, NRGM GP, LLC, Inergy and Intrepid Merger Sub, LLC, (the “Merger Agreement”).

Additionally, the Consent and Amendment changes Inergy’s fiscal year end from September 30 to December 31.

The foregoing description of the Consent and Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Consent and Amendment that is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Exhibit Number	Description
10.1	Consent, Waiver and Amendment No. 6, dated August 28, 2013, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, by and among Inergy, L.P., JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INERGY, L.P.

By: INERGY GP, LLC, Its General Partner

Date: August 30, 2013	By: /s/ Michael J. Campbell
Michael J. Campbell Sr. Vice President – Chief Financial Officer

3